Exhibit 99.1
TRI POINTE HOMES, INC. REPORTS 2024 FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Highlights
-New Home Deliveries of 1,748 for Home Sales Revenue of $1.2 Billion-
-Homebuilding Gross Margin Percentage of 23.3%-
-Selling, General and Administrative Expense as a Percentage of Home Sales Revenue of 10.3%-
-Diluted Earnings Per Share of $1.37-

INCLINE VILLAGE, Nev., February 18, 2025 / Business Wire / – Tri Pointe Homes, Inc. (the “Company”) (NYSE: TPH) today announced results for the fourth quarter ended December 31, 2024 and full year 2024.
“Tri Pointe Homes delivered strong fourth quarter results, capping off another exceptional year for our company,” said Tri Pointe Homes Chief Executive Officer Doug Bauer. “During the quarter, we delivered 1,748 new homes, generating $1.2 billion in home sales revenue. With our homebuilding gross margin improving 40 basis points year-over-year to 23.3% and SG&A as a percentage of home sales revenue of 10.3%, we generated net income available to common stockholders of $129 million, or $1.37 per diluted share.”
“We also achieved several milestones for the full year, including delivering a record-high 6,460 new homes with net income available to common stockholders of $458 million, or $4.83 per diluted share, representing a 40% increase in diluted earnings per share year-over-year,” continued Mr. Bauer. “In addition, we generated record operating cash flows, redeemed $450 million in senior notes, and finished the year with the strongest balance sheet and liquidity in our history. Through these strong results and our disciplined capital allocation, including the repurchase of 4.0 million in shares outstanding through our stock repurchase program, we increased year-over-year book value per share by 14.5%.”
“We recognize that elevated mortgage rates in the fourth quarter caused some buyers to remain on the sidelines for the short-term, resulting in softer seasonal sales in the last part of 2024,” said Tom Mitchell, Tri Pointe Homes President and Chief Operating Officer. “However, we are seeing a weekly increase in demand and reduced incentives in the early part of 2025 and are optimistic for the spring selling season. We are confident that strong long-term fundamentals, including both favorable demographics and the ongoing supply and demand imbalance, position Tri Pointe Homes and our industry for ongoing success. As a company, we continue to invest in our core market strategy, focusing on A locations, a differentiated premium product offering, and an elevated customer experience. This commitment enables us to attract a well-qualified and resilient buyer profile who desires our product, reinforcing our long-term value proposition.”
Mr. Bauer concluded, “With a robust supply of over 36,000 total lots, we believe we are well-positioned to capitalize on the housing shortage and continue to grow our business, delivering strong cash flows and returns to stockholders. Our diverse product offerings, combined with the flexibility of our 54% optioned lot supply, enable us to adapt to changing market conditions and efficiently allocate capital to maximize earnings. Our strong balance sheet supports further capital returns through share repurchases, while maintaining the liquidity necessary to expand our market presence and pursue organic growth opportunities.”
Results and Operational Data for Fourth Quarter 2024 and Comparisons to Fourth Quarter 2023
•Net income available to common stockholders was $129.2 million, or $1.37 per diluted share, compared to $132.8 million, or $1.36 per diluted share
•Home sales revenue for the quarter was $1.2 billion, a decrease of 2%
◦New home deliveries of 1,748 homes compared to 1,813 homes, a decrease of 4%
◦Average sales price of homes delivered of $699,000 compared to $685,000, an increase of 2%
•Homebuilding gross margin percentage of 23.3% compared to 22.9%, an increase of 40 basis points
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 26.8%*
•Selling, general and administrative (“SG&A”) expense as a percentage of homes sales revenue of 10.3% compared to 9.3%, an increase of 100 basis points
•Net new home orders of 940 compared to 1,078, a decrease of 13%

•Active selling communities averaged 146.8 compared to 159.3, a decrease of 8%
◦Net new home orders per average selling community decreased by 9% to 6.4 orders (2.1 monthly) compared to 6.8 orders (2.3 monthly)
◦Cancellation rate of 14% compared to 12%
•Backlog units at quarter end of 1,517 homes compared to 2,320, a decrease of 35%
◦Dollar value of backlog at quarter end of $1.2 billion compared to $1.6 billion, a decrease of 28%
◦Average sales price in backlog at quarter end of $768,000 compared to $695,000, an increase of 11%
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 21.6% and (1.6)%*, respectively, as of December 31, 2024
•Repurchased 1,202,913 shares of common stock at an average price of $41.57 for an aggregate dollar amount of $50.0 million during the quarter ended December 31, 2024
•Announced a new stock repurchase program authorizing the repurchase of up to $250 million of common stock through December 31, 2025
•Ended fourth quarter of 2024 with total liquidity of $1.7 billion, including cash of $970.0 million and $694.1 million of availability under the Company’s unsecured revolving credit facility
*    See “Reconciliation of Non-GAAP Financial Measures”
Results and Operational Data for Full Year 2024 and Comparisons to Full Year 2023
•Net income available to common stockholders was $458.0 million, or $4.83 per diluted share, compared to $343.7 million, or $3.45 per diluted share
•Home sales revenue of $4.4 billion compared to $3.7 billion, an increase of 20%
◦New home deliveries of 6,460 homes compared to 5,274 homes, an increase of 22%
◦Average sales price of homes delivered of $679,000 compared to $693,000, a decrease of 2%
•Homebuilding gross margin percentage of 23.3% compared to 22.3%, an increase of 100 basis points
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 26.8%*
•SG&A expense as a percentage of homes sales revenue of 10.8% compared to 11.0%, a decrease of 20 basis points
•Net new home orders of 5,657 compared to 6,122, a decrease of 8%
•Active selling communities averaged 150.4 compared to 147.5, an increase of 2%
◦Net new home orders per average selling community decreased by 11% to 37.6 orders (3.1 monthly) compared to 41.5 orders (3.5 monthly)
◦Cancellation rate of 10%, unchanged from the prior year
•Repurchased 3,964,537 shares of common stock at an average price of $36.97 for an aggregate dollar amount of $146.6 million during the full year ended December 31, 2024

*    See “Reconciliation of Non-GAAP Financial Measures”

Outlook
For the first quarter of 2025, the Company anticipates delivering between 900 and 1,100 homes at an average sales price between $685,000 and $695,000. The Company expects its homebuilding gross margin percentage to be in the range of 22.0% to 23.0% for the first quarter of 2025 and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 15.0% to 16.0%. Lastly, the Company expects its effective tax rate for the first quarter of 2025 to be approximately 26.0%.
For the full year of 2025, the Company anticipates delivering between 5,500 and 6,100 homes at an average sales price between $660,000 and $670,000. The Company expects its homebuilding gross margin percentage to be in the range of 20.5% to 22.0% for the full year of 2025 and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 11.0% to 12.0%. Lastly, the Company expects its effective tax rate for the year to be approximately 26.0%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time) on Tuesday, February 18, 2025. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Executive Vice President and Chief Marketing Officer.
Interested parties can listen to the call live and view the related presentation slides on the internet through the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Fourth Quarter 2024 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for one week following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13751349. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes®
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards and was named 2024 Developer of the Year. The company was also named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 Fortune 100 Best Companies to Work For® and was designated as one of the PEOPLE Companies That Care® in 2023 and 2024. The company was also named as a Great Place To Work-Certified™ company for four years in a row (2021 through 2024), and was named on several Great Place To Work® Best Workplaces list (2022 through 2024). For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:	Media Contact:

InvestorRelations@TriPointeHomes.com, 949-478-8696	Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Operating Data:
Home sales revenue	$1,221,405	$1,241,258	$(19,853)	(2)%	$4,386,447	$3,654,035	$732,412	20%
Homebuilding gross margin	$285,008	$283,936	$1,072	0%	$1,022,566	$815,522	$207,044	25%
Homebuilding gross margin %	23.3%	22.9%	0.4%		23.3%	22.3%	1.0%
Adjusted homebuilding gross margin %*	26.8%	26.5%	0.3%		26.8%	25.9%	0.9%
SG&A expense	$125,975	$115,456	$10,519	9%	$472,556	$402,382	$70,174	17%
SG&A expense as a % of home sales revenue	10.3%	9.3%	1.0%		10.8%	11.0%	(0.2)%
Net income available to common stockholders	$129,213	$132,834	$(3,621)	(3)%	$458,029	$343,702	$114,327	33%
Adjusted EBITDA*	$235,307	$236,146	$(839)	0%	$835,837	$639,727	$196,110	31%
Interest incurred	$23,162	$35,377	$(12,215)	(35)%	$114,949	$147,169	$(32,220)	(22)%
Interest in cost of home sales	$41,217	$43,516	$(2,299)	(5)%	$148,547	$116,143	$32,404	28%

Other Data:
Net new home orders	940	1,078	(138)	(13)%	5,657	6,122	(465)	(8)%
New homes delivered	1,748	1,813	(65)	(4)%	6,460	5,274	1,186	22%
Average sales price of homes delivered	$699	$685	$14	2%	$679	$693	$(14)	(2)%
Cancellation rate	14%	12%	2%		10%	10%	0%
Average selling communities	146.8	159.3	(12.5)	(8)%	150.4	147.5	2.9	2%
Selling communities at end of period	145	155	(10)	(6)%
Backlog (estimated dollar value)	$1,164,602	$1,612,114	$(447,512)	(28)%
Backlog (homes)	1,517	2,320	(803)	(35)%
Average sales price in backlog	$768	$695	$73	11%

	December 31, 2024	December 31, 2023	Change
Balance Sheet Data:
Cash and cash equivalents	$970,045	$868,953	$101,092
Real estate inventories	$3,153,459	$3,337,483	$(184,024)
Lots owned or controlled	36,490	31,960	4,530
Homes under construction (1)	2,386	3,088	(702)
Homes completed, unsold	464	263	201
Total homebuilding debt	$917,504	$1,382,586	$(465,082)
Stockholders' equity	$3,335,710	$3,010,958	$324,752
Book capitalization	$4,253,214	$4,393,544	$(140,330)
Ratio of homebuilding debt-to-capital	21.6%	31.5%	(9.9)%
Ratio of net homebuilding debt-to-capital*	(1.6)%	14.6%	(16.2)%
_____________________________________
(1)     Homes under construction included 43 and 69 models at December 31, 2024 and December 31, 2023, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2024	December 31, 2023
Assets	(unaudited)
Cash and cash equivalents	$970,045	$868,953
Receivables	111,613	224,636
Real estate inventories	3,153,459	3,337,483
Investments in unconsolidated entities	173,924	131,824
Mortgage loans held for sale	115,001	—
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	45,975	37,996
Other assets	164,495	157,093
Total assets	$4,891,115	$4,914,588

Liabilities
Accounts payable	$68,228	$64,833
Accrued expenses and other liabilities	465,563	453,531
Loans payable	270,970	288,337
Senior notes, net	646,534	1,094,249
Mortgage repurchase facilities	104,098	—
Total liabilities	1,555,393	1,900,950

Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 92,451,729 and 95,530,512 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	925	955
Additional paid-in capital	—	—
Retained earnings	3,334,785	3,010,003
Total stockholders' equity	3,335,710	3,010,958
Noncontrolling interests	12	2,680
Total equity	3,335,722	3,013,638
Total liabilities and equity	$4,891,115	$4,914,588

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Homebuilding:
Home sales revenue	$1,221,405	$1,241,258	$4,386,447	$3,654,035
Land and lot sales revenue	9,284	1,691	33,064	12,197
Other operations revenue	803	752	3,162	2,971
Total revenues	1,231,492	1,243,701	4,422,673	3,669,203
Cost of home sales	936,397	957,322	3,363,881	2,838,513
Cost of land and lot sales	9,007	1,796	30,591	12,083
Other operations expense	766	723	3,061	2,894
Sales and marketing	55,746	56,411	216,518	184,388
General and administrative	70,229	59,045	256,038	217,994
Homebuilding income from operations	159,347	168,404	552,584	413,331
Equity in (loss) income of unconsolidated entities	(22)	(369)	361	(97)
Other income, net	7,822	9,085	39,640	39,446
Homebuilding income before income taxes	167,147	177,120	592,585	452,680
Financial Services:
Revenues	22,379	15,997	70,197	46,001
Expenses	14,014	11,959	45,914	31,322
Financial services income before income taxes	8,365	4,038	24,283	14,679
Income before income taxes	175,512	181,158	616,868	467,359
Provision for income taxes	(46,299)	(46,400)	(158,898)	(118,164)
Net income	129,213	134,758	457,970	349,195
Net (income) loss attributable to noncontrolling interests	—	(1,924)	59	(5,493)
Net income available to common stockholders	$129,213	$132,834	$458,029	$343,702
Earnings per share
Basic	$1.39	$1.38	$4.87	$3.48
Diluted	$1.37	$1.36	$4.83	$3.45
Weighted average shares outstanding
Basic	93,064,520	96,142,092	93,985,551	98,679,477
Diluted	94,413,552	97,438,742	94,912,589	99,695,662

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	144	$709	133	$764	516	$723	630	$781
California	635	775	870	722	2,242	768	1,986	745
Nevada	119	571	108	670	482	618	397	729
Washington	74	993	67	889	271	914	173	848
West total	972	757	1,178	731	3,511	752	3,186	756
Colorado	29	703	34	684	162	707	144	738
Texas	495	563	366	553	1,827	555	1,141	561
Central total	524	571	400	564	1,989	567	1,285	581
Carolinas(1)	158	505	177	466	684	488	616	458
Washington D.C. Area(2)	94	1,133	58	1,233	276	1,028	187	1,159
East total	252	739	235	655	960	643	803	621
Total	1,748	$699	1,813	$685	6,460	$679	5,274	$693

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	98	13.7	76	13.5	562	13.8	511	13.5
California	278	42.0	390	46.6	1,885	43.5	2,386	49.6
Nevada	69	8.5	68	11.3	412	8.6	403	9.2
Washington	45	5.8	62	5.3	281	5.6	228	5.4
West total	490	70.0	596	76.7	3,140	71.5	3,528	77.7
Colorado	25	10.0	24	11.0	129	10.5	142	8.4
Texas	282	49.5	303	54.3	1,578	51.1	1,565	43.8
Central total	307	59.5	327	65.3	1,707	61.6	1,707	52.2
Carolinas(1)	75	9.3	100	13.0	489	10.5	678	14.0
Washington D.C. Area(2)	68	8.0	55	4.3	321	6.8	209	3.6
East total	143	17.3	155	17.3	810	17.3	887	17.6
Total	940	146.8	1,078	159.3	5,657	150.4	6,122	147.5

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of December 31, 2024			As of December 31, 2023
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	305	$245,417	$805	259	$190,798	$737
California	341	257,199	754	698	559,729	802
Nevada	61	36,031	591	131	91,012	695
Washington	100	114,418	1,144	90	79,672	885
West total	807	653,065	809	1,178	921,211	782
Colorado	15	11,684	779	48	32,963	687
Texas	457	269,693	590	706	409,769	580
Central total	472	281,377	596	754	442,732	587
Carolinas(1)	87	53,168	611	282	140,523	498
Washington D.C. Area(2)	151	176,992	1,172	106	107,648	1,016
East total	238	230,160	967	388	248,171	640
Total	1,517	$1,164,602	$768	2,320	$1,612,114	$695

	December 31, 2024	December 31, 2023
Lots Owned or Controlled:
Arizona	2,099	2,394
California	10,291	10,148
Nevada	1,437	1,785
Washington	597	712
West total	14,424	15,039
Colorado	1,561	1,908
Texas	12,711	10,056
Utah	1,006	—
Central total	15,278	11,964
Carolinas(1)	5,004	4,038
Florida	252	—
Washington D.C. Area(2)	1,532	919
East total	6,788	4,957
Total	36,490	31,960

	December 31, 2024	December 31, 2023
Lots by Ownership Type:
Lots owned	16,609	18,739
Lots controlled (1)	19,881	13,221
Total	36,490	31,960
__________
(1)    As of December 31, 2024 and 2023, lots controlled included lots that were under land option contracts or purchase contracts. As of December 31, 2024 and 2023, lots controlled for Central include 5,816 and 3,561 lots, respectively, and lots controlled for East include 14 and 71 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP financial measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage and non-cash impairments and lot option abandonments, as applicable, have on homebuilding gross margin and permits investors to make better comparisons with our competitors, who may adjust gross margins in a similar fashion.

	Three Months Ended December 31,
	2024	%	2023	%
	(dollars in thousands)
Home sales revenue	$1,221,405	100.0%	$1,241,258	100.0%
Cost of home sales	936,397	76.7%	957,322	77.1%
Homebuilding gross margin	285,008	23.3%	283,936	22.9%
Add: interest in cost of home sales	41,217	3.4%	43,516	3.5%
Add: impairments and lot option abandonments	1,713	0.1%	1,482	0.1%
Adjusted homebuilding gross margin	$327,938	26.8%	$328,934	26.5%
Homebuilding gross margin percentage	23.3%		22.9%
Adjusted homebuilding gross margin percentage	26.8%		26.5%

	Year Ended December 31,
	2024	%	2023	%
	(dollars in thousands)
Home sales revenue	$4,386,447	100.0%	$3,654,035	100.0%
Cost of home sales	3,363,881	76.7%	2,838,513	77.7%
Homebuilding gross margin	1,022,566	23.3%	815,522	22.3%
Add: interest in cost of home sales	148,547	3.4%	116,143	3.2%
Add: impairments and lot option abandonments	4,157	0.1%	14,157	0.4%
Adjusted homebuilding gross margin	$1,175,270	26.8%	$945,822	25.9%
Homebuilding gross margin percentage	23.3%		22.3%
Adjusted homebuilding gross margin percentage	26.8%		25.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	December 31, 2024	December 31, 2023
Loans payable	$270,970	$288,337
Senior notes	646,534	1,094,249
Mortgage repurchase facilities	104,098	—
Total debt	1,021,602	1,382,586
Less: mortgage repurchase facilities	(104,098)	—
Total homebuilding debt	917,504	1,382,586
Stockholders’ equity	3,335,710	3,010,958
Total capital	$4,253,214	$4,393,544
Ratio of homebuilding debt-to-capital(1)	21.6%	31.5%

Total homebuilding debt	$917,504	$1,382,586
Less: Cash and cash equivalents	(970,045)	(868,953)
Net homebuilding debt	(52,541)	513,633
Stockholders’ equity	3,335,710	3,010,958
Net capital	$3,283,169	$3,524,591
Ratio of net homebuilding debt-to-net capital(2)	(1.6)%	14.6%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) real estate inventory impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net income available to common stockholders	$129,213	$132,834	$458,029	$343,702
Interest expense:
Interest incurred	23,162	35,377	114,949	147,169
Interest capitalized	(23,162)	(35,377)	(114,949)	(147,169)
Amortization of interest in cost of sales	41,454	43,737	150,226	116,933
Provision for income taxes	46,299	46,400	158,898	118,164
Depreciation and amortization	7,446	6,786	31,018	26,852
EBITDA	224,412	229,757	798,171	605,651
Amortization of stock-based compensation	9,182	4,907	33,509	19,919
Real estate inventory impairments and lot option abandonments	1,713	1,482	4,157	14,157
Adjusted EBITDA	$235,307	$236,146	$835,837	$639,727